CONSENT OF INDEPENDENT AUDITORS


      We consent to the use of each of our reports dated January 28, 1999 on the financial statements of the series of Templeton Variable Products Series
Fund: Franklin Growth Investments Fund, Franklin Small Cap Investments Fund, Mutual Shares Investments Fund, Templeton Asset Allocation Fund, Templeton Bond Fund, Templeton Developing Markets Fund, Templeton International Fund and Templeton Stock Fund. referred to therein, which are incorporated by reference in the Registration Statement on Form N-14 of Franklin Templeton Variable Insurance Products Trust, File No. 33-23493 being filed with the Securities and Exchange Commission.


                                    MCGLADREY & PULLEN, LLP



                                    New York, New York
                                    October 28, 1999